Exhibit 99.1

Financial Statements

Battenfeld Acquisition Company Inc.

December 31, 2013

Battenfeld Acquisition Company Inc.

Auditor’s Report and Consolidated Financial Statements

December 31, 2013

Battenfeld Acquisition Company Inc.

December 31, 2013

Independent Auditor’s Report

Board of Directors

Battenfeld Acquisition Company Inc.

Columbia, Missouri

We have audited the accompanying consolidated financial statements of Battenfeld Acquisition Company Inc. and its subsidiary, which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of income, stockholder’s equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Battenfeld Acquisition Company Inc. and its subsidiary as of December 31, 2013, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

Indianapolis, Indiana

February 23, 2015

Battenfeld Acquisition Company Inc.

Consolidated Balance Sheet

December 31, 2013

	2013
Assets

Current Assets
Cash	$1,233,219
Accounts receivable, net of allowance of $145,000	3,874,639
Inventories	10,719,552
Income taxes refundable	393,137
Deferred tax asset	577,630
Prepaid expenses and other	366,758

Total current assets		$17,164,935

Property and Equipment, net		1,685,121

Deferred Tax Asset		378,783

Other Assets
Goodwill	12,944,380
Trademarks and other intangibles, net	20,077,640
Other assets, net	489,196
Deferred finance costs, net	348,069

		33,859,285

		$53,088,124

Liabilities and Stockholder’s Equity

Current Liabilities
Accounts payable	$772,085
Accrued expenses and other liabilities	1,495,861
Current maturities of long-term debt	2,219,017

Total current liabilities		$4,486,963

Long-Term Debt		20,609,375

Stockholder’s Equity
Common stock, $0.001 par value; authorized 1,000 shares, issued and outstanding 100 shares	1
Additional paid-in capital	24,239,999
Retained earnings	3,751,786

Total stockholder’s equity		27,991,786

		$53,088,124

See Notes to Consolidated Financial Statements

Battenfeld Acquisition Company Inc.

Consolidated Statement of Income

Year Ended December 31, 2013

	2013

Net Sales		$43,807,742

Cost of Material Sold		22,964,029

Gross Profit		20,843,713

Operating Expenses
Selling, general and administrative	$10,564,294
Depreciation and amortization	3,118,798

		13,683,092

Income From Operations		7,160,621

Interest Expense		(2,055,661)

Income Before Income Tax Expense		5,104,960

Income Tax Expense		1,876,995

Net Income		$3,227,965

See Notes to Consolidated Financial Statements

Battenfeld Acquisition Company Inc.

Consolidated Statement of Stockholder’s Equity

Year Ended December 31, 2013

	Common Stock	Additional Paid-in Capital	Retained Earnings	Total
Balance, January 1, 2013	$1	$24,239,999	$523,821	$24,763,821

Net income	—	—	3,227,965	3,227,965

Balance, December 31, 2013	$1	$24,239,999	$3,751,786	$27,991,786

See Notes to Consolidated Financial Statements

Battenfeld Acquisition Company Inc.

Consolidated Statement of Cash Flows

Year Ended December 31, 2013

	2013
Operating Activities
Net income	$3,227,965
Items not requiring (providing) cash
Depreciation	455,770
Amortization of intangible assets	2,663,028
Loss an sale of property and equipment	238
Amortization of deferred finance cost—(interest expense)	263,457
Deferred interest expense (PIK)	177,803
Deferred income taxes	(277,807)
Changes in
Accounts receivable	142,329
Inventories	(3,287,229)
Accounts payable and other payables	108,835
Prepaids and other assets	(159,887)
Accrued expenses	512,516
Accrued income taxes	(1,282,198)

Net cash provided by operating activities		$2,544,820

Investing Activities
Purchase of property and equipment	(462,145)
Deposits made for property and equipment	(282,286)
Patent cost paid	(117,083)
Cash paid for business acquisition, net of cash acquired	(395,222)

Net cash used in investing activities		(1,256,736)

Financing Activities
Net increase in line of credit	2,100,000
Proceeds from term note	8,108,618
Finance cost paid	(60,000)
Principal payments on long-term debt	(11,863,850)
Principal payments on capital lease obligations	(60,775)

Net cash used in financing activities		(1,776,007)

Decrease in Cash		(487,923)

Cash, Beginning of Period		1,721,142

Cash, End of Period		$1,233,219

Supplemental Cash Flows Information
Interest paid		$1,566,044

See Notes to Consolidated Financial Statements

Battenfeld Acquisition Company Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Battenfeld Acquisition Company Inc. (Company) was formed on May 24, 2012 for the purpose of effecting the acquisition of Battenfeld Technologies, Inc. The Company is a wholly owned subsidiary of Clearview Battenfeld Acquisition Company, LLC (Parent). Effective June 8, 2012 (Acquisition Date), the Company acquired 100% of the outstanding stock of Battenfeld Technologies, Inc. The acquisition was led by the Parent’s primary investor, Clearview Capital, LLC and affiliates (Clearview).

The Company and its wholly owned subsidiary are located in Columbia, Missouri. The Company designs, manufactures and sells shooting supplies and accessories under several branded names. Sales are made to retailers, distributors and dealers of these products throughout the United States and Canada.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Battenfeld Technologies, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

At December 31, 2013, cash consisted primarily of deposit accounts with banks. At December 31, 2013, the Company’s cash accounts exceeded federally insured limits by approximately $1,159,000.

Battenfeld Acquisition Company Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Accounts Receivable

Accounts receivable are stated at the amount owed by customers. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due 30 days after the issuance of the invoice. Accounts past due more than 30 days are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Inventories

Inventories consist primarily of purchased components, material in transit and prepaid inventory, and finished goods. Inventories are stated at the lower of cost or market. Cost is determined using the first in, first out (FIFO) method.

Property and Equipment

Property and equipment are depreciated over the estimated useful life of each asset. Assets under capital lease obligations and leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the improvements. Annual depreciation is primarily computed using the straight-line depreciation method.

Goodwill

Goodwill is evaluated annually for impairment or more frequently if impairment indicators are present. A qualitative assessment is performed to determine whether the existence of events or circumstances leads to a determination that it is more likely than not the fair value is less than the carrying amount of goodwill. If, based on the evaluation, it is determined to be more likely than not that the fair value is less than the carrying value, then goodwill is tested further for impairment. If the implied fair value of goodwill is lower than its carrying amount, goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the consolidated financial statements.

Other Intangible Assets

The Company has other intangible assets including trademarks, noncompete agreements, customer relationships, patents and other intangibles. Amortization for these items is computed using the straight-line method with lives ranging from 3 to 10 years. Such assets are periodically evaluated as to the recoverability of their carrying values.

Revenue Recognition

Revenue from the sale of the Company’s products is recognized when products are shipped to customers.

Battenfeld Acquisition Company Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Shipping and Handling Costs

The Company records charges for shipping and handling costs billed to customers as sales and records costs incurred by the Company as costs of goods sold.

Customer Incentives and Rebates

The Company provides various sales incentive programs to customers including volume rebates and payment discounts. The Company charges revenue for the amount of incentives and rebates allowed and accrues the amount based on customer sales, historic experience and the specific terms of the agreements. As of December 31, 2013, $280,440 was accrued for customer incentives and rebates with an additional $80,000 accrued at December 31, 2013 as part of the Company’s trade receivables reserve.

Foreign Assets

The Company sources products from various vendors in China to be manufactured. In conjunction with the sourcing, the Company provides product tooling to the vendors. At December 31, 2013, the tooling held at vendors in China totaled $948,672, net of accumulated depreciation.

Deferred Finance Costs

Deferred finance costs incurred in connection with the Company’s credit facilities are capitalized and amortized over the term of the respective agreements. During the year ended December 31, 2013, the Company incurred $60,000 in financing costs related to debt agreements.

Taxes Collected From Customers and Remitted to Governmental Authorities

Taxes collected from customers and remitted to governmental authorities are presented in the accompanying consolidated balance sheet on a net basis.

Income Taxes and Uncertain Tax Positions

The Company is subject to federal and state income taxes. Deferred tax assets and liabilities are recognized for the tax effects of differences between the financial statements and tax bases of assets and liabilities of the subsidiary. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

Battenfeld Acquisition Company Inc.

Notes to Consolidated Financial Statements

December 31, 2013

The Company recognizes the benefit or expense of an uncertain tax position in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 740, Income Taxes, after considering if it is more likely than not, based on the technical merits, that a tax position will be realized and sustained upon examination. For tax positions meeting a “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the largest amount expected to be realized upon settlement with the tax authority. As of December 31, 2013, the Company had no material uncertain tax positions. With a few exceptions, the Company is no longer subject to U.S. federal, state and local or non-U.S. income tax examinations by tax authorities for years before 2010.

Note 2:	Business Combinations

Effective May 8, 2013, the Company entered into an asset purchase agreement with Buenger Enterprises to acquire the assets of its Goldenrod Dehumidifiers (“Goldenrod”) division for total consideration of approximately $395,000. The Company purchased Goldenrod as part of the overall investment strategy of its investor group, which considered several factors including industry growth and niche market presence.

The purchase price has been allocated to the assets acquired based on their fair values at the date of acquisition. The consideration paid for the goodwill was primarily attributable to the expected future cash flows and growth of the business. All goodwill is deductible for income tax purposes. The following table summarizes the consideration paid in addition to the assets acquired at the transaction date.

Fair Value of Consideration
Cash paid to shareholders and representatives	$395,222

Recognized amounts of identifiable assets acquired and liabilities assumed

Assets Acquired
Inventories	15,222
Prepaid expenses and other	5,000
Trademark and other intangible assets	275,000

Total assets	295,222

Goodwill	$100,000

Battenfeld Acquisition Company Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Note 3:	Inventories

Inventories consist of the following at December 31, 2013:

2013
Purchased components and packaging material	$1,835,619
Material in-transit and prepaid inventory	1,575,528
Finished goods (purchased and assembled products)	7,608,405

11,019,552
Obsolescence reserve	(300,000)

Total	$10,719,552

Note 4:	Property and Equipment

Property and equipment consists of the following at December 31, 2013:

2013
Leasehold improvements	$75,488
Machinery, equipment and vendor tooling	2,105,647
Furniture and fixtures	182,138

Total cost	2,363,273
Accumulated depreciation	(678,152)

Total	$1,685,121

Note 5:	Intangible Assets

The carrying basis and accumulated amortization of recognized intangible assets at December 31, 2013 were:

	2013
	Average Amortization Period (Years)	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Amortized intangible assets
Trade names	10.0	$7,183,000	$1,132,725	$6,050,275
Noncompete agreements	3.0	713,000	353,389	359,611
Customer relationships	10.0	2,633,000	405,433	2,227,567
Patents and technology	9.6	13,572,000	2,238,438	11,333,562
Other intangibles	4.0	167,000	60,375	106,625

		$24,268,000	$4,190,360	$20,077,640

Battenfeld Acquisition Company Inc.

Notes to Consolidated Financial Statements

December 31, 2013

The weighted-average amortization period is 9.6 years. Amortization expense related to the intangible assets for the year ended December 31, 2013 was $2,658,517. Estimated amortization expense for each of the following five years is:

2014	$2,674,767
2015	2,559,044
2016	2,418,475
2017	2,395,350
2018	2,395,350

Goodwill increased during 2013 by $100,000 as a result of the Goldenrod business acquisition discussed in Note 2.

Note 6:	Long-Term Debt

At December 31, 2012, the Company had a senior credit facility with a bank that provided $6,000,000 under a revolving credit facility and $16,000,000 under a term loan facility. In conjunction with the pay-off of the senior subordinated note discussed below, during 2013, the senior credit facility was amended to increase the term loan facility to $20,500,000. As a result of the amendment, principal payments increased beginning October 2013 and the applicable margin decreased from 4.25% to 3.25%. The agreement expires on June 8, 2017 and contains certain restrictive covenants including the maintenance of certain financial ratios. The facility is collateralized by substantially all assets of the Company.

At December 31, 2013, there was $2,800,000 borrowed against the line of credit facility. Interest is payable quarterly and varies at a LIBOR-based rate or a prime base rate, plus an applicable margin. The interest rate at December 31, 2013 was 4.4%.

The bank term note facility is subject to interest varying at a LIBOR-based rate or a prime base rate, plus applicable margin. The interest rate in effect at December 31, 2013 was 4.4%. Principal payments are due quarterly based in various amounts ranging from $300,000 per quarter commencing October 2012 to $768,750 per quarter commencing October 2016, with the balance due June 8, 2017. Additional principal payments are due annually commencing December 31, 2012, based on the Company’s excess cash flow as defined in the credit agreement. At December 31, 2013, the bank waived the excess cash flow requirement.

Battenfeld Acquisition Company Inc.

Notes to Consolidated Financial Statements

December 31, 2013

The Company issued a $7,815,000 senior subordinated note agreement under the securities purchase agreement dated June 8, 2012. Interest was payable quarterly in arrears beginning October 1, 2012 at 12%. In addition, interest at a rate of 2% was added to the principal balance of the note on each quarterly interest payment date. The deferred interest was due upon maturity and may be prepaid without penalty. The note contains prepayment penalties ranging from 3% to 1%, if prepaid within the initial 3 years of the agreement. Additionally, the note provides for mandatory prepayments upon the occurrence of certain events including a change in control. The note was subordinated to the Company’s senior lender and was collateralized by substantially all assets of the Company. The security purchase agreement contained various restrictive covenants including the maintenance of certain financial ratios. The note was paid off during 2013.

Capital leases include leases for equipment and software and expire through August 2015. Annual payments including interest totaled $60,775 at December 31, 2013. Total asset cost and accumulated depreciation under capital lease agreements were $167,617 and $66,281, respectively, at December 31, 2013.

Long-term debt consists of the following at December 31, 2013:

2013
Revolving credit agreement	$2,800,000
Note payable, bank	19,987,500
Capital lease obligations	40,892

22,828,392
Less current maturities	(2,219,017)

$20,609,375

Aggregate annual maturities of long-term debt at December 31, 2013 are:

2014	$2,219,017
2015	2,562,500
2016	2,690,625
2017	15,356,250

$22,828,392

Battenfeld Acquisition Company Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Note 7:	Operating Leases

The Company has a lease for its operating facility in Columbia, Missouri expiring in June 2014. The terms of the lease allow for two renewal terms of one year each. The Company has entered into a lease for a new operating facility in Columbia, Missouri beginning May 2014 and expiring April 2023. The terms of the lease allow for three renewal terms of five years each. The Company leases certain other machinery and equipment under operating leases.

Minimum annual rental payments required under operating leases, which have remaining terms in excess of one year as of December 31, 2013, are as follows:

2014	$840,224
2015	811,000
2016	811,000
2017	811,000
2018	811,000
Thereafter	3,514,333

$7,598,557

Total rental expense was $789,929 during the year ended December 31, 2013.

Note 8:	Employee Benefits

The Company offers a 401(k) plan covering substantially all employees. The Company provides a matching contribution of 100% of employee contributions, up to 4% of eligible employee compensation under the 401(k) plan. For the year ended December 31, 2013, the Company had contribution expense of $86,489.

Note 9:	Income Taxes

The provision for income tax expense for the year ended December 31, 2013 includes these components:

2013
Taxes currently payable (refundable)	$2,154,802
Deferred income taxes	(277,807)

Income tax expense	$1,876,995

Battenfeld Acquisition Company Inc.

Notes to Consolidated Financial Statements

December 31, 2013

A reconciliation of income tax expense for the year ended December 31, 2013 at the statutory rate to the Company’s actual income tax expense is shown below:

2013
Computed at the statutory rate (34%)	$1,736,036
Increase (decrease) resulting from
Nondeductible expenses	11,275
State income taxes	264,596
Research and development tax credit	(62,750)
Other	(72,162)

Actual tax expense	$1,876,995

The tax effects of temporary differences related to deferred taxes shown on the consolidated balance sheet were:

2013
Deferred tax assets
Inventory	$284,910
Allowance for doubtful accounts	55,282
Intangible assets	674,970
Accrued expenses	286,374

1,301,536

Deferred tax liabilities
Property and equipment	(296,186)
Prepaid expenses	(48,937)

(345,123)

Net deferred tax asset	$956,413

The above net deferred tax asset is presented on the consolidated balance sheet as follows:

2013
Deferred tax asset - current	$577,630
Deferred tax asset - long-term	378,783

Net deferred tax asset	$956,413

Battenfeld Acquisition Company Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Note 10:	Concentrations and Contingencies

General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position, results of its operations and cash flows of the Company.

Major Customers

Sales to three major customers (defined as a customer that provides in excess of 10% of total revenue) approximated 36% of total sales during the year ended December 31, 2013.

Major Suppliers

Purchases from two major suppliers (defined as a vendor that provides in excess of 10% of total purchases) approximated 39% of total purchases during the year ended December 31, 2013.

Note 11:	Incentive Option Plan

The Incentive Option Plan (the Plan) permits the grant of incentive unit options to its employees for up to 2,417,500 membership units of the Parent. The Company believes that such incentive unit awards better align the interests of its employees with those of its membership unit-holders and may be granted by the Board of Directors to any employee of the Company. As a result, the Parent has pushed down the related accounting and disclosure for the option plan to the Company financial statements. Incentive option awards are generally granted with an exercise price equal to or greater than the market price of the Parent’s membership units at the date of the service inception period, which generally is the grant date. Incentive unit awards vest over a period of five years and have a ten year term to exercise before expiration. The Plan provides for accelerated vesting if there is a change in control (as defined in the Plan).

Battenfeld Acquisition Company Inc.

Notes to Consolidated Financial Statements

December 31, 2013

The fair value of each incentive unit award is estimated on the date of grant using a binomial option valuation model that uses the assumptions noted in the following table. Expected volatility was based on historical volatility of the Dow Jones Industrial Indices for similar companies within the industry and other factors. The expected term of options granted represents the period of time that options are expected to be outstanding. The Company uses historical data to estimate option exercise and employee termination within the valuation model. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

2013
Expected volatility	15.8%
Expected dividends	—
Expected term (in years)	5
Risk-free rate	0.65%

Total compensation cost was not material for 2013 for the unit-based payment arrangements.

A summary of option activity under the Plan at December 31, 2013, and changes during the year then ended, is presented below:

	Units	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual years)
Outstanding, January 1, 2013	1,994,435	1.348	9.5

Granted	—	—	—
Repurchased	—	—	—
Forfeited or expired	—	—	—

Outstanding, December 31, 2013	1,994,435	$1.348	8.5

Exercisable, end of year	398,887	$1.00

Battenfeld Acquisition Company Inc.

Notes to Consolidated Financial Statements

December 31, 2013

A summary of the status of the Company’s nonvested units at December 31, 2013, and changes during the year then ended, is presented below:

	Units	Weighted-Average Grant-Date Fair Value
Nonvested, December 31, 2012	1,994,435	0.07
Vested	(398,887)	0.15

Nonvested, December 31, 2013	1,595,548	$0.05

As of December 31, 2013, there was approximately $32,000 of total unrecognized compensation cost related to nonvested unit-based compensation arrangements granted under the Plan. That cost was expected to be recognized over a weighted-average period of 4.5 years. With the purchase of the Company by Smith & Wesson Holding Corporation on December 11, 2014, all nonvested units vested and were exercised by the holders.

Note 12:	Related Party Transactions

The Company pays management fees and acquisition transaction fees to Clearview Capital, LLC, a company related through common ownership. Management fee expense was $454,314 for the year ended December 31, 2013.

Interest expense on the senior subordinated note payable with the institutional investor was $915,086 for the year ended December 31, 2013. The senior subordinated note payable was paid off during 2013. In conjunction with the pay off, deferred finance cost attributable to the senior subordinated note payable was expensed.

Note 13:	Subsequent Events

Subsequent events have been evaluated through the date of the Independent Auditors’ Report, which is the date the consolidated financial statements were available to be issued.

Purchase of BOG GEAR L.L.C.

On January 15, 2014, the Company entered into an agreement to purchase substantially all the assets of BOG GEAR L.L.C. (BOGgear), located in Fredericksburg, Texas, for approximately $2,175,000 in cash and other consideration, subject to various adjustments. BOGgear is a manufacturer of shooting sticks and related accessories for use in hunting, photography and videography.

Battenfeld Acquisition Company Inc.

Notes to Consolidated Financial Statements

December 31, 2013

Simultaneously with the acquisition, the senior credit facility was amended to increase borrowings under the term to $20,987,500 and to increase borrowings under the line of credit to $7,000,000. Principal payments are due quarterly based in various amounts ranging from $550,313 per quarter commencing April 2014 to $806,563 per quarter commencing October 2016, with the balance due June 8, 2017.

Sale to Smith & Wesson

On November 25, 2014, the Company’s Parent entered into a Stock Purchase and Sale Agreement (the Stock Purchase Agreement) with Smith & Wesson Holding Corporation (Smith & Wesson) whereby Smith & Wesson acquired all of the Company’s issued and outstanding stock, including Battenfeld Technologies, Inc., its wholly owned subsidiary, for approximately $134,274,000. The sale closed December 11, 2014.

Purchase of Hooyman, LLC Assets

On January 9, 2015, the Company acquired certain assets of Hooyman, LLC (Hooyman) and assumed certain liabilities for approximately $1,900,000 in consideration. Hooyman manufactures extendable tree saws designed for the hunting and outdoor industry.

Battenfeld Acquisition Company Inc.

Consolidated Financial Statements (Unaudited)

For the Three and Nine Months Ended September 30, 2014 and 2013

Battenfeld Acquisition Company Inc.

For the Three and Nine Months Ended September 30, 2014 and 2013

Battenfeld Acquisition Company Inc.

Consolidated Balance Sheets

(Unaudited)

	As of:
	September 30, 2014	December 31, 2013
Assets
Current Assets
Cash	$1,201,267	$1,233,219
Accounts receivable, net of allowance for doubtful accounts of $115,000 as of September 30, 2014 and $145,000 as of December 31, 2013	5,888,104	3,874,639
Inventories	7,975,242	10,719,552
Income tax refundable	393,137	393,137
Deferred tax asset	577,630	577,630
Prepaid expenses and other	365,538	366,758

Total current assets	16,400,918	17,164,935

Property and Equipment, net	2,163,053	1,685,121

Deferred Tax Asset	378,783	378,783

Other Assets
Goodwill	13,342,971	12,944,380
Trademarks and other intangibles, net	20,233,555	20,077,640
Other assets, net	—	489,196
Deferred finance costs, net	271,577	348,069

	33,848,103	33,859,285

	$52,790,857	$53,088,124

Liabilities and Stockholder’s Equity

Current Liabilities
Accounts payable	$702,128	$772,085
Accrued expenses and other liabilities	1,173,413	1,495,861
Current maturities of long-term debt	2,713,752	2,219,017

Total current liabilities	4,589,293	4,486,963

Long-Term Debt	17,173,122	20,609,375

Stockholder’s Equity
Common Stock, $0.001 par value; authorized 1,000 shares, issued and outstanding 100 shares	1	1
Additional paid-in capital	24,239,999	24,239,999
Retained earnings	6,788,442	3,751,786

Total stockholder’s equity	31,028,442	27,991,786

	$52,790,857	$53,088,124

See Notes to Consolidated Financial Statements (Unaudited)

1

Battenfeld Acquisition Company Inc.

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended:		For the Nine Months Ended:
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013

Net Sales	$12,377,124	$10,720,767	$33,559,733	$31,764,212

Cost of Material Sold	6,354,609	5,522,278	17,159,562	16,340,800

Gross Profit	6,022,515	5,198,489	16,400,171	15,423,412

Operating Expenses
Selling, general and administrative	3,281,331	2,749,058	9,321,910	7,665,223
Depreciation and amortization	799,379	731,594	2,331,822	2,168,444

	4,080,710	3,480,652	11,653,732	9,833,667

Income From Operations	1,941,805	1,717,837	4,746,439	5,589,745

Interest Expense	(275,021)	(683,434)	(894,780)	(1,737,999)

Income Before Income Tax Expense	1,666,784	1,034,403	3,851,659	3,851,746

Income Tax Expense	310,000	669,000	815,000	1,829,939

Net Income	$1,356,784	$365,403	$3,036,659	$2,021,807

See Notes to Consolidated Financial Statements (Unaudited)

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Battenfeld Acquisition Company Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended
	September 30, 2014	September 30, 2013
Operating Activities
Net Income	$3,036,659	$2,021,807
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	2,575,004	2,481,373
Loss on sale of property and equipment	100,340	—
Changes in operated assets and liabilities:
Accounts receivable	(2,046,497)	(671,097)
Inventories	1,363,124	(5,044,760)
Accounts payable	(75,266)	(104,075)
Prepaids and other assets	1,376,900	336,664
Accrued expenses and other liabilities	(322,448)	(661,788)

Net cash provided by/(used in) operating activities	6,007,816	(1,641,876)

Investing Activities
Cash paid for business acquisition, net of cash acquired	(1,498,591)	(375,000)
Deposits made for property and equipment	(627,796)	(142,782)
Proceeds from sale of property and equipment	126,000	—
Payments to acquire property and equipment	(1,136,205)	(308,972)

Net cash used in investing activities	(3,136,592)	(826,755)

Financing Activities
(Payments)/proceeds on line of credit	(2,800,000)	4,250,000
Principal payments on long-term debt	(103,176)	(2,781,684)

Net cash (used in)/provided by financing activities	(2,903,176)	1,468,316

Decrease in cash	(31,952)	(1,000,314)

Cash, Beginning of period	1,233,219	1,721,142

Cash, End of Period	$1,201,267	$720,828

Supplemental Cash Flows Information
Interest paid	$826,025	$1,603,498

See Notes to Consolidated Financial Statements (Unaudited)

3

Battenfeld Acquisition Company Inc.

Notes to Consolidated Financial Statements (Unaudited)

For the Three and Nine Months Ended September 30, 2014 and 2013

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Battenfeld Acquisition Company Inc. (Company) was formed on May 24, 2012 for the purpose of effecting the acquisition of Battenfeld Technologies, Inc. The Company is a wholly owned subsidiary of Clearview Battenfeld Acquisition Company, LLC (Parent). Effective June 8, 2012 (Acquisition Date), the Company acquired 100% of the outstanding stock of Battenfeld Technologies, Inc. The acquisition was led by the Parent’s primary investor, Clearview Capital, LLC and affiliates (Clearview).

The Company and its wholly owned subsidiary are located in Columbia, Missouri. The Company designs, manufactures and sells shooting supplies and accessories under several branded names. Sales are made to retailers, distributors and dealers of these products throughout the United States and Canada.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Battenfeld Technologies, Inc. The consolidated balance sheet as of September 30, 2014, the consolidated statements of income for the three and nine months ended September 30, 2014 and 2013, and the consolidated statements of cash flow for the nine months ended September 30, 2014 and 2013 have been prepared by us and are unaudited. In our opinion, all adjustments, which include only normal recurring adjustments necessary to fairly present the financial position, results of operations, and cash flows at September 30, 2014 and for the periods presented, have been included. All significant intercompany accounts and transactions have been eliminated in consolidation. The consolidated balance sheet as of December 31, 2013 has been derived from audited consolidated financial statements.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in this Form 8-K/A for the year ended December 31, 2013. The results of operations for the nine months ended September 30, 2014 may not be indicative of the results that may be expected for the year ending December 31, 2014, or any other period.

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Battenfeld Acquisition Company Inc.

Notes to Consolidated Financial Statements (Unaudited)

For the Three and Nine Months Ended September 30, 2014 and 2013

Note 2:	Business Combinations

On January 15, 2014, the Company entered into an agreement to purchase substantially all the assets of BOG GEAR L.L.C. (BOGgear), located in Fredericksburg, Texas, for approximately $2,175,000 in cash and other consideration, subject to various adjustments. BOGgear is a manufacturer of shooting sticks and related accessories for use in hunting, photography and videography.

Simultaneously with the acquisition, the senior credit facility was amended to increase borrowings under the term to $20,987,500 and to increase borrowings under the line of credit to $7,000,000. With the purchase of the Company by Smith & Wesson Holding Corporation on December 11, 2014, all borrowings under the senior credit facility were paid in full. See note 6 – Subsequent Events for more details regarding this transaction.

Note 3:	Inventories

Inventories consist of the following at September 30, 2014 and 2013:

	2014	2013
Purchased components and packaging material	$1,408,862	$1,835,619
Material in-transit and prepaid inventory	1,692,507	1,575,528
Finished goods (purchased and assembled products)	5,157,735	7,608,405

	8,259,104	11,019,552
Obsolescence reserve	(283,862)	(300,000)

Total	$7,975,242	$10,719,552

Note 4:	Long-Term Debt

At September 30, 2014, the Company had a senior credit facility with a bank that provided $7,000,000 under a revolving credit facility and $20,987,500 under a term loan facility. The agreement expires on June 8, 2017 and contains certain restrictive covenants including the maintenance of certain financial ratios. The facility is collateralized by substantially all assets of the Company.

5

Battenfeld Acquisition Company Inc.

Notes to Consolidated Financial Statements (Unaudited)

For the Three and Nine Months Ended September 30, 2014 and 2013

At September 30, 2014, there were no borrowings against the line of credit facility. Interest is payable quarterly and varies at a LIBOR-based rate or a prime base rate, plus an applicable margin. The interest rate at September 30, 2014 was 4.4%.

The bank term note facility is subject to interest varying at a LIBOR-based rate or a prime base rate, plus applicable margin. The interest rate in effect at September 30, 2014 was 4.4%. Principal payments are due quarterly based in various amounts ranging from $550,313 per quarter commencing April 2014 to $806,563 per quarter commencing October 2016, with the balance due June 8, 2017. Additional principal payments are due annually commencing December 31, 2012, based on the Company’s excess cash flow as defined in the credit agreement. With the purchase of the Company by Smith & Wesson Holding Corporation on December 11, 2014, all borrowings under the senior credit facility were paid in full. See note 6 – Subsequent Events for more details regarding this transaction.

Note 5:	Concentrations and Contingencies

General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position, results of its operations and cash flows of the Company.

Note 6:	Subsequent Events

Purchase of Hooyman, LLC assets

On January 9, 2015, the Company acquired certain assets of Hooyman, LLC and assumed certain liabilities for approximately $1,900,000 in cash consideration. Hooyman manufactures extendable tree saws designed for the hunting and outdoor industry.

Sale to Smith & Wesson

On November 25, 2014, the Company’s Parent entered into a Stock Purchase and Sale Agreement (the Stock Purchase Agreement) with Smith & Wesson Holding Corporation (Smith & Wesson) whereby Smith & Wesson acquired all of the Company’s issued and outstanding stock, including Battenfeld Technologies, Inc., its wholly owned subsidiary for approximately $134,274,000 in cash consideration. The sale closed December 11, 2014.

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